UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021

LEARN CW INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40885	98-1583469
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

11755 Wilshire Blvd. Suite 2320 Los Angeles, California (Address of principal executive offices)	90025 (Zip Code)

(424) 324-2990
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	LCW.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	LCW	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	LCW.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01          Other Events.

On October 13, 2021, Learn CW Investment Corporation (the “Company”) consummated an initial public offering (the “IPO”) of 23,000,000 units (the “Units”), which included 3,000,000 units issued pursuant to the exercise by the underwriter of its over-allotment option. Each Unit consists of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $230,000,000. Substantially concurrently with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of 7,146,000 Private Placement Warrants (the “Private Placement Warrants”) to the Company’s sponsor, CWAM LC Sponsor LLC, at a purchase price of $1.00 per Private Placement Warrants, generating gross proceeds to the Company of $7,146,000. The net proceeds from the IPO together with certain of the proceeds from the Private Placement, $232,300,000 in the aggregate, were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with U.S. Bank National Association acting as trustee. The Company will not be permitted to withdraw any of the principal or interest held in the trust account, except for the withdrawal of interest to pay its taxes, if any, and up to $100,000 of interest to pay dissolution expenses, until the earliest of (i) the completion of its initial business combination, (ii) the redemption of its public shares if the Company does not complete its initial business combination within 18 months (or up to 24 months if the period of time to consummate a business combination is extended) from the closing of the offering, subject to applicable law, and (iii) the redemption of its public shares properly submitted in connection with a shareholder vote to approve an amendment to its amended and restated memorandum and articles of association (a) that would affect the substance or timing of the Company’s obligation to provide for the redemption of its public shares in connection with an initial business combination or to redeem 100% of its public shares if the Company has not consummated an initial business combination within 18 months (or up to 24 months if the period of time to consummate a business combination is extended) from the closing of the offering or (b) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity.

An audited balance sheet as of October 13, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Audited Balance Sheet as of October 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Learn CW Investment Corporation

By:	/s/ Robert Hutter
Name:	Robert Hutter
Title:	Chief Executive Officer

Date:          October 19, 2021